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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          CREDENCE SYSTEMS CORPORATION

     Graham Siddall and Warren T. Lazarow certify that they are the Chief Executive Officer and Assistant Secretary, respectively, of Credence Systems Corporation, a Delaware corporation, and further certify that:

     I. The name of this corporation is Credence Systems Corporation and that corporation was originally incorporated on August 4, 1993, pursuant to the General Corporation law of the State of Delaware.

     II. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 245 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation and is set forth in its entirety as follows:

                                   ARTICLE 1

     The name of the corporation is CREDENCE SYSTEMS CORPORATION. The corporation was incorporated in the State of Delaware on August 4, 1993.

                                   ARTICLE 2

     The address of the corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of the corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                   ARTICLE 3

     The nature of the business or purpose to be conducted or promoted of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE 4

     The total number of shares of stock that the corporation shall have authority to issue is 151,000,000 shares, which shall be divided into two classes as follows: (a) 150,000,000 shares of Common Stock, $0.001 par value per share ("Common Stock"), and (b) 1,000,000 shares of Preferred Stock, $0.001 par value per share ("Preferred Stock").

     The Preferred Stock may be issued from time to time in series. Subject to the protective voting rights which may be granted to the Preferred Stock or series thereof in Certificates of Determination or the corporation's Certificate of Incorporation ("Protective Provisions"), the Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to

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compliance with applicable Protective Provisions, but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such series may be subordinated to, PARI PASSU with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     The corporation shall not declare or pay any dividend with respect to the Common Stock without the prior approval of the holders of a majority of the outstanding shares of the Preferred Stock and the affirmative vote of a majority of the corporation's Directors.

                                   ARTICLE 5

     5.1.1 LIMITATION OF DIRECTORS' LIABILITY. A director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to this corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derived any improper personal benefit.

     5.1.2 INDEMNIFICATION OF CORPORATE AGENTS. To the fullest extent permitted by applicable law, this corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of the State of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others.

     5.1.3 REPEAL OR MODIFICATION. Any repeal or modification of the foregoing provisions of this Article 5 shall not adversely affect any right of indemnification or limitation of liability of an agent of this corporation relating to the acts or omissions occurring prior to such repeal or modification.

                                   ARTICLE 6

     Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the corporation.

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                                   ARTICLE 7

     The number of directors of the corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                   ARTICLE 8

     Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide. At each annual meeting of stockholders, directors of the corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware General Corporation Law. The directors of the corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors so designated and elected at the corporation's 1994 Annual Meeting of Stockholders. At the first annual meeting of stockholders following the initial election and designation of directors into classes, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the initial election and designation, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the initial election and designation, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

     The number of directors which constitute the whole board of directors of the corporation shall be designated in the bylaws of the corporation. Vacancies occurring on the board of directors for any reason may be filled by vote of a majority of the remaining members of the board of directors, although less than a quorum, at any meeting of the board of directors. A person so elected by the board of directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the corporation and until his or her successor shall have been duly elected and qualified.

                                   ARTICLE 9

     Stockholders of the corporation shall have no right to take any action by written consent without a meeting. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

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                                   ARTICLE 10

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     II. The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by the corporation's Board of Directors and its stockholders in accordance with the applicable provisions of Sections 222, 242 and 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned have executed this certificate on March 22, 2000.

                                        /S/GRAHAM SIDDALL
                                         ---------------------------------------
                                        Graham Siddall, Chief Executive Officer


                                        /S/WARREN T. LAZAROW
                                        ---------------------------------------
                                        Warren T. Lazarow, Assistant Secretary

     The undersigned certify under penalty of perjury that they have read the foregoing Amended and Restated Certificate of Incorporation and know the contents thereof, and that the statements therein are true.

     Executed at Fremont, California, on March 22, 2000


                                        /S/GRAHAM SIDDALL
                                        ---------------------------------------
                                        Graham Siddall, Chief Executive Officer

                                        /S/WARREN T. LAZAROW
                                        ---------------------------------------
                                        Warren T. Lazarow, Assistant Secretary


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